Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Monster Worldwide, Inc.
401(k) Savings Plan
New York, New York
We hereby consent to the incorporation by reference in the Registration Statement on Form Form S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-131899, 333-151430, 333-160196 and 333-175606) of Monster Worldwide, Inc. of our report dated June 26, 2015, relating to the financial statements and supplemental schedule of Monster Worldwide, Inc. 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2014.
/s/ BDO USA, LLP
New York, New York
June 26, 2015